Exhibit 99.1




                                  Zhongpin Inc.
                                (OTC BB: ZHNP.OB)






                    Sarbanes-Oxley ACT Section 404 Compliance






                                    LETTER OF
                                   ENGAGEMENT
                                  MAY 15, 2006





                      BEIJING RICHEN CONSULTANTS CO., LTD.
                                        &
               BEIJING JINGDU MANAGEMENT & CONSULTANTS CO., LTD.
                        A MEMBER OF HORWATH INTERNATIONAL

LETTER OF ENGAGEMENT

To:

Zhongpin, Inc.
21 Changshe Road
Changge City
Henan Province
PRC
May 15, 2006

SOX SECTION 404 COMPLIANCE PROJECT

Dear Sir or Madam:

Hello!

We thank Zhongpin Inc. ("Your company," "Company") for entrusting Beijing Richen Consultants Co., Ltd. and Beijing Jingdu Management & Consultants Co. Ltd., a member of Horwath International ("We," "Us" ) to provide professional counseling to you in regards to the SOX Section 404 compliance project ("SOX404 Compliance Project," "The project").

1. Our report

1.1 We will submit our working report in phases, the details of which are shown below:

   Phase One -- Conduct project planning and complete a detailed plan for project implementation;

   Phase Two -- Assess the level of the entity's control environment, prepare the entity's environment level assessment report and general IT assessment report;

   Phase Three -- Conduct the pilot process by selecting one or two processes on which to conduct the pilot, record and process the design report;

   Phase Four -- Project roll-out. Roll-out the project to the whole company and prepare the internal control design report;

   Phase Five -- Assess the efficiency and effectiveness, and prepare the internal control assessment report;

   Phase Six -- Assist management in assessing and preparing the internal control assessment report.

1.2 We will provide related training on the SOX404 Compliance Project during the program's implementation, the details of which are shown below:

   Phase One -- Project planning. We will provide two courses: (1) a training program on SOX-related content and the COSO internal control framework and (2) a training program on the working plan and method for the project;

   Phase Three -- Conduct the pilot and train to expand and promote the experience acquired during the third phase of the project to the whole company;

   Phase Five -- Efficiency and effectiveness evaluation, training management on internal controls: we will provide training to management and related personnel regarding the management assessment in SOX404 so that the company may conduct the assessment on its own in subsequent years.

1.3 We will provide related training on US-GAAP during project implementation, the details of which are shown below:

>   Introduce US-GAAP and identify discrepancies between PRC-GAAP and US-GAAP;

>   Error correction and accounting changes;

>   Financial statements;

> Adjusting to the discrepancies between PRC-GAAP and US-GAAP and maintaining two parallel sets of accounting systems;

>   Mergers and acquisitions, financial statement consolidation.

2. The services that we will provide

2.1 The Project Proposal Plan constitutes part of our engagement, including the company's profile, assistance on the SOX404 compliance project, basic assumption of the project, the project's scope, working method, estimated schedule, organization, team structure, and estimated charges for the project.

2.2 We understand that we can contact the company's management and conduct a review of the company's accounting records and related processes. We know we will be able to understand the independent auditor's requirements about the company's accounting policies and procedures, reporting procedures, and will be able to discuss these questions with them and receive the company's cooperation.

2.3 We understand that our work will receive related personnel's cooperation, including but not limited to, the personnel from the company's audit commission, financial controller, internal audit department, each financial department and other related departments.

3. Confidential Agreement

3.1 The confidential agreement signed in the early stages of the program will be extended until the project's termination.

4. Business Clauses

4.1 This agreement shall be read in conjunction with the business clauses attached.

5. Confirmation and Acceptance

5.1 The agreement and the business clauses and confidential agreement attached constitute the entirety of the contract between us.

5.2 Please sign and return a copy of this agreement to confirm your consent.

Best wishes,

Signature: /s/ Zhenlin Xia
Name and position: Zhenlin Xia, President
On behalf of Beijing Richen Consultants Co., Ltd. (Seal)


Signature: /s/ Dongdong Liu
Name and position: Dongdong Liu, Executive Director
On behalf of Beijing Jingdu Management Consultant Co., Ltd., a member of Horwath International (Seal)

Contract Confirmation

I have read the agreement clauses, including the attachments, and the Business Clauses attached to this engagement endorsed on May 15, 2006. On behalf of ZHONGPIN INC. (OTC BB: ZHNP.OB), I accept these agreement clauses and business clauses and confirm that I have received authorization from ZHONGPIN INC. (OTC
BB: ZHNP.OB) to enter into this contract.


Signature: /s/ Xianfu Zhu
Name and position: Xianfu Zhu, Chairman and CEO
On behalf of ZHONGPIN INC. (OTC BB: ZHNP.OB) (Seal)
Date: May 29, 2006